Calculation of Filing Fee Tables
S-4
PROSPERITY BANCSHARES INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $1.00 per shares	Other	4,144,598		$ 191,240,114.00	0.0001381	$ 26,410.26
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 191,240,114.00		$ 26,410.26
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 26,410.26
Offering Note
[1]	Rule 457(f) Fee Calculation Details

The amount in the "Amount Registered" column represents the estimated maximum number of shares of the registrant's common stock, par value $1.00 per share ("Prosperity common stock"), that may be issued pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 30, 2025, by and between Prosperity Bancshares, Inc. ("Prosperity") and Southwest Bancshares, Inc. ("SWBI"), in the merger described in the proxy statement/prospectus contained in the registration statement to which this Exhibit 107 is attached, which is based upon the sum of (i) 4,062,520 shares of Prosperity common stock issuable plus (ii) the sum of (A) 68,959 shares of SWBI common stock reserved for issuance upon the exercise of outstanding SWBI stock options and (B) 57,919 shares of SWBI common stock reserved for issuance upon the exercise of outstanding SWBI warrants, multiplied by the exchange ratio of 0.6469. The amount in the "Maximum Aggregate Offering Price" column is estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, and is the product of $29.85 (the book value per share of SWBI common stock, no par value, per share ("SWBI common stock"), on October 31, 2025, the latest practicable date prior to the date of filing the proxy statement/prospectus) and 6,406,704 (the estimated maximum number of shares of SWBI common stock that may be exchanged for the merger consideration, including shares of SWBI common stock issued and outstanding pursuant to SWBI restricted stock awards, shares of SWBI common stock reserved for issuance upon the exercise of outstanding SWBI stock options and shares of SWBI common stock reserved for issuance upon the exercise of outstanding SWBI warrants). Pursuant to Rule 457(o) of the Securities Act, the registration fee, reflected in the "Amount of Registration Fee" column, has been calculated on the basis of the maximum aggregate offering price. The fee has been determined in accordance with Section 6(b) of the Securities Act at a rate equal to $138.10 per $1,000,000 of the proposed maximum aggregate offering price.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
6,406,704	$ 29.85	$ 191,240,114.00			$ 191,240,114.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A